UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2007

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27120	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 23, 2007, Kensey Nash Corporation (the “Company”) took a $27 million advance under the Secured Commercial Mortgage (the “Mortgage”) with Citibank, F.S.B. (the “Bank”). The Mortgage provided the Company with the ability to take aggregate advances of up to $35 million through November 25, 2007 (the “Draw Period”), all of which have now been taken, and is secured by the Company’s facility located at 735 Pennsylvania Drive, Exton, Pennsylvania 19341.

Under the Mortgage, the Company was required to pay interest only on the outstanding principal amount during the Draw Period. Beginning with our payment on December 25, 2007, the Company is required to pay principal and interest based on a 25-year straight-line amortization schedule.

Advances under the Mortgage bear interest computed daily on the outstanding principal balance at the time of advance until paid in full. At the time of each advance, the Company elected the LIBO Rate Option—a fluctuating interest rate equal to the one month LIBO Rate, reset monthly, plus eighty-two basis points (the Loan Credit Spread).

As previously disclosed by the Company in a Current Report on Form 8-K filed on June 1, 2006, (the “Mortgage 8-K”), on May 25, 2006, in order to hedge its interest rate risk under the Mortgage, the Company had entered into a $35 million aggregate ten-year fixed interest rate SWAP agreement, with Citibank, N.A. The SWAP agreement converts the variable LIBOR portion of the mortgage payments to a fixed rate of 6.44% (5.62% fixed interest rate plus .82% Loan Credit Spread). Under the SWAP, interest is paid on the current outstanding principal balance.

The Mortgage contains various affirmative, restrictive and financial maintenance covenants. Certain of the more significant covenants require the Company to maintain a Minimum Fixed Charge Coverage Ratio of EBITDA (as defined in the Mortgage) to debt service equal to or greater than 1.50 –to- 1.0; and maintain an interest rate hedge of at least fifty percent of the outstanding principal balance of the Mortgage through an interest rate protection product reasonably acceptable to the Bank.

The Mortgage also contains various events of default, the occurrence of which could result in a termination by the Bank and the acceleration of all the Company’s obligations under the Mortgage. These events of default include, without limitation: (i) payment defaults, (ii) breaches of covenants under the Mortgage (certain of which breaches do not have any grace period), (iii) bankruptcy events, (iv) cross-defaults and (v) transfer of mortgaged premises.

The foregoing description of the terms and conditions of the Mortgage and of the SWAP agreement are not complete and are in all respects subject to the actual provisions of the Mortgage and SWAP agreement, copies of which have been filed as Exhibits 10.1 and 10.2 to the Mortgage 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/S/ Wendy F. DiCicco
Wendy F. DiCicco, CPA
Chief Financial Officer

Dated: November 27, 2007

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